DocuSign Envelope ID: A97DC3E0-F037-4D6E-87E9-93A8F4CCA6F2

FLG PARTNERS
CFO excellence - when experience counts™

FIRST AMENDMENT TO CONFIDENTIAL CONSULTING AGREEMENT

This first amendment (the "First Amendment") to the Confidential Consulting Agreement dated March 11, 2019 (the "Agreement") by and between the parties hereto, is executed as of the date shown on the signature page (the "Effective Date"), by and between FLG Partners, LLC, a California limited liability company ("FLG"), and Immersion Corporation ("Client").

RECITALS

WHEREAS, FLG is in the business of providing certain financial services; and

WHEREAS, Client wishes to retain FLG to provide and FLG wishes to provide such services to Client on the terms set forth herein; and

WHEREAS, FLG has been continuously retained by Client since March 11, 2019; and

WHEREAS, the parties hereto wish to modify the FLG Member in the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1. FLG Member. Cal R. Hoagland, following a managed transition from Bern Whitney.
2. Miscellaneous. All other terms and conditions of the Agreement remain unchanged. This First Amendment shall be incorporated in the Agreement as Exhibit B.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

CLIENT:

Immersion Corporation,

a Delaware corporation.

By: Amie Peters

DocuSigned by:

Signed: Amie Peters

111627C8D2AD48A...

Title: General Counsel

Address: 50 Rio Robles

San Jose, CA 95134

Tel: 408-467-1900

Fax: 408-467-1901

Email: apeters@immersion.com

FLG:

FLG Partners, LLC,

a California limited liability company.

By: Jeffrey S. Kuhn

DocuSigned by:

Signed:

A7759A8A864F44E...

Title: Managing Partner

Effective Date: May 9, 2019.

Page 1 of 1 190509 FLG-Immersion Amendment to Consulting Agreement.doc

DocuSign SECURED

Certificate Of Completion

Envelope Id: A97DC3E0F0374D6E87E993A8F4CCA6F2 | Status: Completed

Subject: Please DocuSign: 190509 FLG-Immersion Amendment to Consulting Agreement.pdf

Source Envelope:

Document Pages: 1	Signatures: 2	Envelope Originator:
Certificate Pages: 5	Initials: 0	Jeffrey S. Kuhn
AutoNav: Enabled		PO Box 556
EnvelopeId Stamping: Enabled		Ross, CA 94957
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		jeff@flgpartners.com
		IP Address: 73.222.41.32

Record Tracking

Status: Original 5/9/2019 3:33:23 PM	Holder: Jeffrey S. Kuhn jeff@flgpartners.com	Location: DocuSign

Signer Events	Signature	Timestamp
Jeffrey S. Kuhn jeff@flgpartners.com Administrative Partner FLG Partners Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	DocuSigned by: A7759A8A864F44E... Signature Adoption: Uploaded Signature Image Using IP Address: 73.222.41.32	Sent: 5/9/2019 3:35:19 PM Viewed: 5/9/2019 3:35:27 PM Signed: 5/9/2019 3:35:32 PM
Amie Peters apeters@immersion.com SVP, IP Licensing and Legal Affairs Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Accepted: 3/4/2019 3:02:55 PM ID: 153a7a45-7a32-431f-8230-c3d4daf15ed2	DocuSigned by: Amie Peters 111627C8D2AD48A... Signature Adoption: Pre-selected Style Using IP Address: 12.220.159.101	Sent: 5/9/2019 3:35:33 PM Viewed: 5/10/2019 10:37:52 AM Signed: 5/10/2019 10:38:09 AM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Cal Hoagland cal@flgpartners.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	COPIED	Sent: 5/10/2019 10:38:10 AM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	5/10/2019 10:38:10 AM
Certified Delivered	Security Checked	5/10/2019 10:38:10 AM
Signing Complete	Security Checked	5/10/2019 10:38:10 AM
Completed	Security Checked	5/10/2019 10:38:10 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 2/1/2016 2:35:46 PM Parties agreed to: Amie Peters CONSUMER DISCLOSURE From time to time, FLG Partners (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign, Inc. (DocuSign) electronic signing system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the ‘I agree’ button at the bottom of this document. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after signing session and, if you elect to create a DocuSign signer account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign ‘Withdraw Consent’ form on the signing page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact FLG Partners: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: jeff@flgpartners.com To advise FLG Partners of your new e-mail address To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at jeff@flgpartners.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address.. In addition, you must notify DocuSign, Inc. to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in the DocuSign system. To request paper copies from FLG Partners To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to jeff@flgpartners.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with FLG Partners To inform us that you no longer want to receive future notices and disclosures in electronic format you may: i. decline to sign a document from within your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an e-mail to jeff@flgpartners.com and in the body of such request you must state your e-mail, full name, US Postal Address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS® X Browsers: Final release versions of Internet Explorer® 6.0 or above (Windows only); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (Mac only) PDF Reader: Acrobat® or similar software may be required to view and print PDF files Screen Resolution: 800 x 600 minimum Enabled Security Settings: Allow per session cookies ** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported. Acknowledging your access and consent to receive materials electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the ‘I agree’ button below. By checking the ‘I agree’ box, I confirm that: • I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC CONSUMER DISCLOSURES document; and • I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and • Until or unless I notify FLG Partners as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by FLG Partners during the course of my relationship with you.